EXHIBIT 24

POWER OF ATTORNEY
KNOWN BY ALL PERSONS BY THESE PRESENTS, that the undersigned Director of Regions Financial Corporation, a Delaware corporation (the “Company”), by his or her execution hereof or upon an identical counterpart hereof, does hereby constitute and appoint Fournier J. Gale, III and/or Hope D. Mehlman and either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for the undersigned and in the undersigned’s name, place, and stead, in any and all capacities, to sign the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 (the “2018 Annual Report”) to be filed with the Securities and Exchange Commission (the “Commission”), including any and all amendments or supplements to the 2018 Annual Report, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Commission pursuant to the Securities Exchange Act of 1934, as amended, and hereby grants unto each of said attorneys-in-fact and agents, and either of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, and the undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents, or either of them, or their substitutions, shall do or cause to be done by virtue hereof.
This power of attorney will be governed by and construed in accordance with the laws of the State of Delaware. The execution of this power of attorney is not intended to, and does not, revoke any prior powers of attorney.
IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand as of this 7th day of February, 2019.

/s/ Carolyn H. Byrd Carolyn H. Byrd	/s/ Susan W. Matlock Susan W. Matlock
/s/ Don DeFosset Don DeFosset	/s/ John E. Maupin, Jr. John E. Maupin, Jr.
/s/ Samuel A. Di Piazza, Jr. Samuel A. Di Piazza, Jr.	/s/ Charles D. McCrary Charles D. McCrary
/s/ Eric C. Fast Eric C. Fast	/s/ James T. Prokopanko James T. Prokopanko
/s/ Zhanna Golodryga Zhanna Golodryga	/s/ Lee J. Styslinger III Lee J. Styslinger III
/s/ John D. Johns John D. Johns	/s/ José S. Suquet José S. Suquet
/s/ Ruth Ann Marshall Ruth Ann Marshall	/s/ Timothy Vines Timothy Vines